UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

October 20, 2010
 Date of Report (Date of earliest event reported)

INOLIFE TECHNOLGIES, INC.
 (Exact name of registrant as specified in its charter)

NEW YORK	0-50863	30-0299889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8601 SIX FORKS ROAD, SUITE 400 RALEIGH, NORTH CAORLINA	27615
(Address of principal executive offices)	(Zip Code)

(919) 676-5334

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities.

Commencing July 1 2010 through October 18, 2010, the Company issued an aggregate of 45,302,445 shares of its common stock to 4 note holders pursuant to the conversion of certain outstanding convertible promissory notes (the “Promissory Notes”) held by such note holders bringing the total issued and outstanding shares of common stock of the Company to 158,947,522 shares as of the date of this report. The conversion ratio under the Promissory Notes was a 75% discount to market price for the Company’s common stock. As a result of the conversions the Company reduced its notes payable by approximately $17,900. The shares were issued pursuant to the exemption provided under Section 4(2) of the Securities Act of 1933, as amended.  The note holders had access to current information concerning the Company.

Item 9.01   Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InoLife Technologies Inc.
(Registrant)

Date: October 21, 2010	By:	/s/ Gary Berthold
Gary Berthold, CEO

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